Exhibit 99.2

FORM OF PROXY CARD — SHAREHOLDERS ONLY

CHINA REAL ESTATE INFORMATION CORPORATION

FOR USE AT THE EXTRAORDINARY GENERAL MEETING (“EGM”)

TO BE HELD ON                 , 2012 (OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

For use at the EGM (or at any postponement or adjournment thereof) of the holders of ordinary shares of $0.0002 each in the capital of China Real Estate Information Corporation (the “Company”)

I/We(1),

being the registered holder(s) of ordinary shares of $0.0002 each in the capital of the Company, HEREBY APPOINT the chairman of the EGM or(2)

as my/our proxy (“Proxy”) to attend and act for me/us and on my/our behalf at the EGM (or at any postponement or adjournment thereof) to be held at Room 505, 5/F, Wenwu Building, No. 383 Guangyan Road, Shanghai 200072, People’s Republic of China at 10:00 a.m. (local time) on                , 2012 for the purpose of considering and, if thought fit, authorizing, approving and adopting the agreement and plan of merger (the “Merger Agreement”), dated December 28, 2011, by and among E-House (China) Holdings Limited (“E-House”), CRIC (China) Holdings Limited (“Merger Sub”) and the Company and the plan of merger by and among E-House, Merger Sub and the Company (the “Plan of Merger”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), and any and all transactions contemplated thereby, as referred to in the Notice convening the EGM dated                , 2012, and at such EGM (or at any postponement or adjournment thereof) to vote for me/us and in my/our name(s) in respect of the following resolutions in the following manner:

	For(3)	Against(3)	Abstain(3)
1. As a special resolution, THAT the Merger Agreement and Plan of Merger, and any and all transactions contemplated thereby, including the Merger, be authorized, approved and adopted.	☐	☐	☐

2.                                       THAT in the event that there are insufficient proxies received at the time of the EGM to approve the Merger Agreement and the Plan of Merger proposed at the EGM, the chairman of the EGM be instructed to adjourn the EGM in order to allow the Company to solicit additional proxies in favor of the approval of the Merger and the

	☐	☐	☐

authorization, approval and adoption of the Merger Agreement and Plan of Merger.

For a copy of the proxy statement of the Company concerning the proposed Merger to be voted upon at the EGM, please see the registration statement on Form F-4 of E-House (China) Holdings Limited on the Securities and Exchange Commission website at www.sec.gov. A physical copy of the proxy statement of the Company can be mailed to you without charge by contacting:

Michelle Yuan

Director, Investor Relations

China Real Estate Information Corporation

No. 383 Guangyan Road

Shanghai 200072

People’s Republic of China

Phone: +86 (21) 6086-7369

E-mail: michelleyuan@cric.com

In order to be valid, this form of proxy together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be returned in the postage paid envelope we have provided or returned addressed to China Real Estate Information Corporation, 5/F, Wenwu Building, No. 383 Guangyan Road, Shanghai 200072, People’s Republic of China as soon as possible and in any event not later than                 ,  2012 (or such later time and date as may be announced). In default this form of proxy shall not be treated as valid, provided always that the chairman of the EGM may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. Completion and delivery of this form of proxy will not preclude you from attending the EGM and voting in person at the EGM if you so wish, but in the event of your attending the EGM and voting at the EGM after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.

Dated this                          day of                                    2012

Signature(s)(4)

Notes:

(1)                                     Full name(s) and addresses to be inserted in BLOCK CAPITALS.

(2)                                     If no name is inserted, a shareholder is deemed to have nominated the chairman of the EGM as proxy. If any proxy other than the chairman of the EGM is preferred, please strike out the words “the chairman of the EGM or” and insert the name and address of your proxy desired in the space provided. You are entitled to appoint one or more proxies (who must be an individual) to attend and vote in your stead. Your proxy need not be a member of the Company but must attend the EGM in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALED BY THE PERSON(S) WHO SIGN(S) IT.

(3)                                     The Board of Directors recommends you vote FOR the proposals. IMPORTANT: IF YOU WISH TO VOTE IN FAVOR OF THE PROPOSALS, TICK THE BOX MARKED “For.” IF YOU WISH TO VOTE AGAINST THE PROPOSALS, TICK THE BOX MARKED “Against.” IF YOU WISH TO ABSTAIN FROM VOTING IN RELATION TO THE PROPOSALS, TICK THE BOX MARKED “Abstain.” Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have discretion to vote as they determine. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the EGM or any postponement or adjournment thereof.

(4)                                     This form of proxy must be signed by you or your duly authorized attorney in writing or, in the case of a corporation, either under its common seal or under the hand of an officer, attorney or other person duly authorized. If a corporation or partnership, please set out the full corporate or partnership name and the full title of any authorized person signing on the corporation or partnership’s behalf. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Joint owners should each sign personally. Where there are joint registered holders of any share(s) in the Company, any one of such joint holders may vote at the EGM, either personally, or by proxy, in respect of such share(s) as if he were solely entitled thereto; but if more than one of such joint holders are present at the EGM, either personally or by proxy, the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members of the Company.